Exhibit 10.54(g)(12)

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fifth Amendment to Employment Agreement is made and entered into as of January 22, 2003, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Brud Drachman (“Executive”).

Recitals

A)	On January 11, 2000 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	On January 24, 2001, a First Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

C)	On June 1, 2001, a Second Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

D)	Pursuant to a Memorandum dated October 16, 2001, Executive’s Annual Base Salary was increased to $157,000, effective as of September 1, 2001.

E)	On January 16, 2002, a Third Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

F)	On November 19, 2002 a Fourth Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

G)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Agreement which provides:

3.1 Term. The term of Executive’s employment hereunder shall commence on March 31, 2000 and shall continue until March 31, 2003 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective January 22, 2003, to provide as follows:

3.1 Term. The term of Executive’s employment hereunder shall commence on March 31, 2000 and shall continue until March 31, 2004 unless sooner terminated or extended as hereinafter provided.

2.	All other terms of the Employment Agreement shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

Brud Drachman	By: /s/ ROBERT M. GANS

/s/ BRUD DRACHMAN	Name: Robert M. Gans

Its: Executive Vice President